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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             January 10, 2005
              ------------------------------------------------
              Date of Report (Date of earliest event reported)



                    Emergency Filtration Products, Inc.
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           (Exact name of registrant as specified in its charter)



   Nevada                       000-27421          87-0561647
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



175 Cassia Way, Suite A115, Henderson, Nevada                89014
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(Address of principal executive offices)                   (Zip Code)



                              (702) 558-5164
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            Registrant's telephone number, including area code


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Item 8.01 Other Events

On January 10, 2005, Emergency Filtration Products, Inc. (the "Company") announced that it had cancelled certain of the warrants issued to investors in connection with the Company's September 2004 private placement. The affected warrants are the Class B Warrants for the purchase of up to 2,000,000 shares of the Company's common stock which were to be exercisable at $.001 per share 120 days after the date of closing (September 30, 2004) for a period of five years. The Class B Warrants contained a provision that called for the immediate expiration and cancellation of the warrants if the Company received the necessary documentation from the United States Department of Defense acknowledging that the Company's products were approved for military use and/or could be used in military applications. The Company has received the necessary documentation and the investors have acknowledged and accepted the cancellation of the Class B Warrants.

The full text of the press release announcing the cancellation of the above warrants is attached hereto as an exhibit.


Item 9.01 Financial Statements and Exhibits

   Exhibit 99.1 Press release dated January 10, 2005

SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 10, 2005

Emergency Filtration Products, Inc.

By:  /S/ Douglas K. Beplate
         Douglas K. Beplate, President